UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): February 26, 2007

SMURFIT-STONE CONTAINER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-23876	43-1531401
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

150 North Michigan Avenue
Chicago, Illinois  60601
(Address of principal executive offices)
(Zip Code)

(312) 346-6600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act.

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.01.                                          Entry into a Material Definitive Agreement.

The Management Incentive Plan (the “MIP”) of Smurfit-Stone Container Corporation (the “Company”) was adopted by the Company’s Board of Directors and approved by its stockholders in 1996.  A copy of the MIP was filed as Exhibit 10.10 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 1995.  Each year, the Compensation Committee of the Board of Directors (the “Committee”) establishes the performance objectives applicable to each participant that will be used to determine the award (expressed as a target percentage of the participant’s annual base salary), if any, payable under the MIP for the relevant plan year.  On February 26, 2007, the Committee determined MIP bonus awards for fiscal 2006 and established MIP performance objectives for fiscal 2007.

MIP Awards for 2006

Based on the percentage achievement of MIP performance objectives for fiscal 2006, the Committee determined the amount of MIP bonus awards to be paid to the Company’s named executive officers for the year ended December 31, 2006, as follows:

Named Executive Officer	Target	Value of Award

Patrick J. Moore, Chairman and Chief Executive Officer	100%	$1,200,000 (115.9% of salary)

Steven J. Klinger, President and Chief Operating Officer	100% prorated	$600,000 (80% of annual salary)

Charles A. Hinrichs, Senior Vice President and Chief Financial Officer	60%	$217,854 (53.2% of salary)

Mack C. Jackson, Senior Vice President and General Manager — Containerboard Mill and Forest Resources Division	60%	$256,900 (63.4% of salary)

Thomas A. Pagano, Senior Vice President — Corporate Development	60%	$238,474 (72.3% of salary)

The MIP performance objectives for fiscal 2006 were based on a number of responsibility-specific business area goals for each named executive officer.  Goals for Messrs. Moore, Klinger and Hinrichs were based on meeting or exceeding the 2006 budgeted corporate EBITDA operating results and the accomplishment of specific corporate strategic cost reduction and profit initiatives.  MIP goals for 2006 for Mr. Jackson were based on meeting or exceeding the 2006 budgeted corporate EBITDA operating results (30%), accomplishment of corporate (20%) and division (30%) strategic initiatives, achievement of division safety goals (10%) and achievement of specific division cost reduction initiatives (10%).  MIP goals for 2006 for Mr. Pagano were based on meeting or exceeding the 2006 budgeted corporate EBITDA operating results and the accomplishment of specific strategic initiatives (70%), plus individual objectives tied to his areas of responsibility (30%).

MIP Performance Objectives for 2007

The Committee established fiscal 2007 performance objectives for the Company’s named executive officers consistent with the parameters established by the MIP and based on target awards (expressed as a percentage of the participant’s annual base salary), as follows:

Named Executive Officer	Target

Patrick J. Moore, Chairman and Chief Executive Officer	100%

Steven J. Klinger, President and Chief Operating Officer	100%

Charles A. Hinrichs, Senior Vice President and Chief Financial Officer	60%

Mack C. Jackson, Senior Vice President and General Manager — Containerboard Mill and Forest Resources Division	60%

Thomas A. Pagano, Senior Vice President — Corporate Development	60%

The MIP performance objectives for fiscal 2007 for Messrs. Moore, Klinger and Hinrichs are based on meeting or exceeding the 2007 budgeted corporate EBITDA operating results and the accomplishment of specific corporate strategic cost reduction and profit initiatives (65%).  Thirty-five percent (35%) of the potential award will be payable at the discretion of the Compensation Committee of the Company’s Board of Directors.  MIP goals for 2007 for Mr. Jackson are based on meeting or exceeding the 2007 budgeted corporate EBITDA operating results (30%), accomplishment of specific corporate (30%) and division (30%) strategic cost reduction and profit initiatives, and achievement of division safety goals (10%).  MIP goals for 2007 for Mr. Pagano are based on meeting or exceeding the 2007 budgeted corporate EBITDA operating results and the accomplishment of specific corporate strategic cost reduction and profit initiatives (100%).

Actual MIP bonus awards payable for fiscal 2007, if any, will vary depending on the extent to which actual performance meets, exceeds, or falls short of the performance objectives established for each named executive officer and, for Messrs. Moore, Klinger and Hinrichs, depending on the extent to which they meet other discretionary measures.

Item 5.03.                                          Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 27, 2007, the Board of Directors of the Company approved amendments to Sections 5.01 and 5.04 of the Company’s Bylaws to permit the issuance of the Company’s stock in uncertificated form in accordance with NASDAQ Rule 4350(l), which requires securities listed on NASDAQ to be eligible for a Direct Registration Program operated by a clearing agency registered under Section 17A of the Securities Exchange Act of 1934.  The amendments were effective as of February 27, 2007.  A copy of the amendments is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01.                                          Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description of Exhibit

3.1	Sections 5.01 and 5.04 of the Registrant’s Bylaws, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    March 2, 2007

SMURFIT-STONE CONTAINER CORPORATION

By:	\s\ Craig A. Hunt
Name:	Craig A. Hunt
Title:	Senior Vice President, Secretary, and General Counsel